UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 27, 2024

Date of Report (Date of earliest event reported)

ALPHA STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41153	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Church Street, 8th Floor, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 233-4356

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.001, one redeemable warrant to purchase one-half ordinary share and one right to acquire 1/7 of an ordinary share	ALSAU	The Nasdaq Stock Market LLC
Ordinary Share, par value $0.001	ALSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half of an ordinary share	ALSAW	The Nasdaq Stock Market LLC
Rights, each to receive one-seventh (1/7) of one ordinary share	ALSAR	The Nasdaq Stock Market LLC

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2024, Alpha Star Acquisition Corporation, a Cayman Islands exempted company (“Alpha Star” or the “Company”) held an Extraordinary General Meeting of its shareholders. At the Extraordinary General Meeting, the shareholders approved certain amendments to Alpha Star’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) as described in further detail in Item 5.07 of this Current Report on Form 8-K. The proposed amendments to the Company’s Amended and Restated Memorandum and Articles of Association approved by the Company’s shareholders were to extend the date by which the Company must consummate a business combination to June 15, 2025 (the “Charter Amendment Proposal”).

The Charter Amendment Proposal is described in more detail in Alpha Star’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 16, 2024 (the “Proxy Statement”). The final voting results for each of the proposals are indicated below. On December 27, 2024, following the approval of the proposals described above, the Company adopted the amendments to the Amended and Restated Memorandum and Articles of Association. The foregoing description is qualified in its entirety by reference to the amendments to the Amended and Restated Memorandum and Articles of Association, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting held on December 27, 2024, there were 3,541,293 ordinary shares of Alpha Star present in person or represented by proxy, representing 86.20% of the outstanding ordinary shares of Alpha Star as of December 11, 2024, the record date for the Extraordinary General Meeting, and constituting a quorum for the transaction of business. At the Extraordinary General Meeting, each of the proposals described below was approved by the Company’s shareholders of record. The final results for the votes regarding each proposal are set forth in the following tables. Each of the proposals is described in detail in the Company’s Proxy Statement.

Proposal 1 (Trust Amendment Proposal):

Approval of the amendments to the Company’s investment management trust agreement (the “Trust Agreement”), dated December 9, 2021, entered into by the Company and Wilmington Trust, N.A., as trustee (the “Trustee”), as amended, to provide the Company with the discretion to extend the date on which to commence liquidating the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) up to six (6) additional times, each by a period of one month (the “Extension”), from December 15, 2024 to June 15, 2025 by depositing into the Trust Account $35,000 (the “Extension Payment”) for each one-month extension:

	For	Against	Abstain
Trust Amendment Proposal	3,530,172	11,121	0

Proposal 2 (Charter Amendment Proposal):

Approval of the amendments to the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) to extend the date by which the Company must consummate a business combination to June 15, 2025 (the “Extended Date”), by amending the Amended and Restated Memorandum and Articles of Association to delete the existing Section 36.2 thereof and replacing it with the new Section 36.2:

	For	Against	Abstain
Charter Amendment Proposal	3,530,172	11,121	0

Proposal 3 (Adjournment Proposal):

Approval of an adjournment of the Extraordinary General Meeting to a later date or dates to permit further solicitation of proxies:

	For	Against	Abstain
Adjournment Proposal	3,530,172	11,121	0

Because other proposals had received the requisite approval, this Proposal 3 was rendered moot and not voted at the Extraordinary General Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendments to the Amended and Restated Memorandum and Articles of Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf as of December 27, 2024 by the undersigned hereunto duly authorized.

ALPHA STAR ACQUISITION CORPORATION

By:	/s/ Zhe Zhang
Zhe Zhang, Chief Executive Officer